Exhibit 99.1

Apollo MEDICAL HOLDINGS APPOINTS MIHIR SHAH AS Chief financial officer

GLENDALE, CA − (PR Newswire) – July 25, 2016 − Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (OTC: AMEH), an integrated population health management company, today announced the appointment of Mihir Shah, CPA as Chief Financial Officer effective July 21, 2016.

Mr. Shah is a seasoned healthcare executive with over 10 years of experience in the healthcare services sector. His expertise includes leadership in finance roles within the managed care, post-acute care and hospice/palliative care sector, as well as operational efficiency and technology implementation initiatives. He has an established track record of improving financial reporting, reducing overhead, improving organizational workflow and implementing automated processes.

He joined ApolloMed as a consultant in March 2016. Prior to joining ApolloMed, he was CFO of Unitek Information Systems, a private equity-backed company that offers nursing, allied health and information technology training programs. At Unitek, he established a new finance team, implemented a new financial reporting system and developed a new budgeting process. Prior to this, from 2013 to 2015, Mr. Shah was Vice President and Controller of Health Essentials, LLC (“HES”), a private equity-backed healthcare organization that has been providing post-acute care and hospice/palliative care services to the frail and elderly population in California since 1996. At HES, he redesigned the finance departmental infrastructure, including treasury, financial reporting, audit, payroll, revenue cycle and forecasting.

Prior to this, from 2005 to 2013, he was Vice President of Finance and Analytics at Arcadian Health Plan, a venture-backed Medicare Advantage HMO with 64,000 members in 15 states and revenue of $640 million. Arcadian was acquired by Humana in August 2011. At Arcadian, he developed medical cost projections/targets, implemented operating and performance metrics to drive cost efficiency, and established a new system to estimate IBNR.

Mr. Shah is a Certified Public Accountant and received a Master of Commerce-Cost Accounting from Gujarat University in Ahmedabad, India.

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“We are delighted that Mihir has joined our management team,” stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings. “He has a strong background in financial management, accounting, budget planning and administration, and also understands the healthcare services industry, including medical group management, HMO operations, hospice operations and physician practice management.”

“I am very excited about the opportunity to join the talented and passionate team at ApolloMed,” stated Mihir Shah. “I look forward to working with Warren and the rest of the team in developing and executing on ApolloMed’s corporate strategy, fostering operational excellence, while concentrating on building long-term value for shareholders.”

About Apollo Medical Holdings, Inc.

Headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), Apollo Care Connect and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

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FOR ADDITIONAL INFORMATION

ApolloMed

Gary Augusta

818-839-5200 or via email at gaugusta@apollomed.net

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